UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SCHMID Group N.V.1

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Robert-Bosch-Str. 32-36 72250 Freudenstadt Germany Tel: +49 7441 538 0	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Class A Ordinary Shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.     ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.     ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:                              (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

1 Immediately prior to the completion of the offering to which this Registration Statement relates, we intend to undertake a change of legal form and to change our name from Pegasus Topco B.V. to SCHMID Group N.V. All securities being registered herein will be issued by SCHMID Group N.V., a public limited liability company incorporated in the Netherlands.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

SCHMID Group N.V. (the “Registrant”) hereby incorporates by reference the descriptions of its Class A ordinary shares (the “TopCo Class A Shares”), and public warrants to purchase TopCo Class A Shares (the “TopCo Public Warrants”) to be registered hereunder contained under the section “Description of TopCo Securities” in the Registration Statement on Form F-4 of the Registrant (Reg. No. 333-274701), as originally filed with the Securities and Exchange Commission (the “Commission") on September 26, 2023, as subsequently amended (the “Registration Statement”), to which this Form 8-A relates. In addition, the above-referenced description included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

The TopCo Class A Shares and TopCo Public Warrants to be registered hereunder have been approved for listing on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “SHMD” and “SHMD.WS”, respectively.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2024	SCHMID Group N.V.

	By:	/s/ Julia Natterer
	Name:	Julia Natterer
	Title:	Chief Financial Officer

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